UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      January 26, 2015

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 29, 2015, Coach, Inc. (“Coach” or the “Company”) issued a press release (the “Press Release”) in which the Company announced its financial results for its fiscal quarter ended December 27, 2014.  All information in the Press Release is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The attached Press Release includes the following Non-GAAP financial information:

  Net income, diluted net earnings per share, operating income, operating margin, gross profit, gross margin, income before provision for income taxes, provision for income taxes, SG&A expense and SG&A expense ratio have been presented both including and excluding the effect of certain items which affect the comparability of our results.
  Percentage increases/decreases in net sales for the Company, its International segment, Coach China and Coach Japan have been presented both including and excluding currency fluctuation effects from translating foreign-denominated sales into U.S. dollars and compared to the same period in the prior fiscal year.

The Company believes that it is appropriate to present this supplemental information, for the following reasons:

  Presenting the metrics listed in the first bulleted paragraph above both including and excluding the impact of certain items which affect the comparability of our results will help investors and analysts to understand the year-over-year impact of these metrics from ongoing operations.
  Presenting net sales increases/decreases including and excluding currency fluctuation effects for the Company, its International segment, Coach China and Coach Japan will help investors and analysts to understand the effect on this performance measure of significant year-over-year currency fluctuations.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cohen Appointment

On January 26, 2015, the Board of Directors (the “Board”) of Coach appointed Andre Cohen, age 50, as Coach’s President, North America, effective January 26, 2015.  Since joining Coach in early 2008, Mr. Cohen has succeeded in roles of increasing responsibility, including most recently as Chief of Staff of Coach since September 2014, Advisor to the Chief Executive Officer from August 2013 – August 2014, President and Chief Executive Officer of Coach Asia from January 2011 – August 2013, President and Chief Executive Officer of Coach China from July 2009 – January 2011, and Senior Vice President, Coach International from February 2008 – July 2009. Prior to Coach, he held successively senior positions at a number of specialty retail and luxury brands including Timberland, Swatch Group and LVMH.

Under the terms of his offer letter (the “Cohen Letter”), Mr. Cohen will receive an initial base salary of $850,000 per year, with a target bonus opportunity pursuant to Coach’s Performance-Based Annual Incentive Plan equal to 100% of his base salary actually paid during each fiscal year (with payment ranging from 0 – 200% of target subject to performance). The actual amount of this bonus will be based on Coach’s attaining pre-set financial or other operating criteria determined by Coach’s Board of Directors in accordance with the terms of the Performance-Based Annual Incentive Plan. All of his salary and bonus are subject to his continued employment with the Company through the time that such salary and bonus would normally be paid. Further, all performance-based compensation paid to him is subject to Coach’s incentive repayment policy applicable in the event of a material restatement of the Company’s financial results.

The Cohen Letter provides for a guideline annual equity grant of $1,050,000 (at target), which may be granted in a fixed proportion of different equity vehicles as determined annually by the Human Resources Committee of the Board, which may include performance restricted stock units, stock options, and/or restricted stock units. The actual grant value and any such equity grant will be based on his position, performance, time in job and other criteria as the Committee determines, in its discretion.

The Cohen Letter states that he is eligible for relocation, immigration, and income tax preparation benefits consistent with the Company’s policies for international assignments and relocations. If Mr. Cohen’s employment should cease involuntarily for any reason other than for “cause” (as defined in the Cohen Letter), he will be eligible to receive twelve months of his base salary under Coach’s severance plan.

Bickley Appointment

On January 26, 2015, the Board memorialized the appointment of Ian Bickley as Coach’s President, International Group, confirming the terms his employment with Coach. Prior to his current role as Coach’s President, International Group, a position that he has held since August 2013, Mr. Bickley, age 51, served as President, Coach International from February 2006 – August 2013, President and Chief Executive Officer, Coach Japan from August 2001 – January 2006, Vice President, Japan from 1997 – 2001 and other successively senior positions since joining Coach in May 1993.

Under the terms of his offer letter (the “Bickley Letter”), Mr. Bickley will receive an initial base salary of $800,000 per year, with a target bonus opportunity pursuant to Coach’s Performance-Based Annual Incentive Plan equal to 100% of his base salary actually paid during each fiscal year (with payment ranging from 0 – 200% of target subject to performance). The actual amount of this bonus will be based on Coach’s attaining pre-set financial or other operating criteria determined by Coach’s Board of Directors in accordance with the terms of the Performance-Based Annual Incentive Plan. All of his salary and bonus are subject to his continued employment with the Company through the time that such salary and bonus would normally be paid. Further, all performance-based compensation paid to him is subject to Coach’s incentive repayment policy applicable in the event of a material restatement of the Company’s financial results.

The Bickley Letter provides for a guideline annual equity grant of $1,050,000 (at target), which may be granted in a fixed proportion of different equity vehicles as determined annually by the Human Resources Committee of the Board, which may include performance restricted stock units, stock options, and/or restricted stock units. The actual grant value and any such equity grant will be based on his position, performance, time in job and other criteria as the Committee determines, in its discretion, provided that the actual annual grant value will be no less than $300,000.

Should Mr. Bickley’s employment cease involuntarily for any reason other than for “cause” or if he resigns for “good reason” (as each term is defined in the Bickley Letter), then, consistent with a prior agreement with Coach, the Bickley Letter provides that he will be eligible to receive a pro-rated amount of his annual bonus for the fiscal year that the termination occurred, eighteen months of base salary, and eighteen months of annual bonus (calculated as 1.5 times the average of the actual bonus amounts paid to him for the three fiscal years most-recently completed prior to the terminate date).

The foregoing does not constitute a complete summary of the terms of the Cohen Letter and Bickley Letter, which will be filed as exhibits to Coach’s quarterly report on Form 10-Q for the fiscal quarter ending March 28, 2015.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being furnished herewith:

99.1                Text of Press Release, dated January 29, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 29, 2015

COACH, INC.

		By:	/s/ Todd Kahn
Todd Kahn
Global Corporate Affairs Officer,
General Counsel & Secretary

EXHIBIT INDEX

99.1	Text of Press Release, dated January 29, 2015